Exhibit 1.1

Corporación Inmobiliaria Vesta, S.A.B. de C.V.

[•] Common Shares

represented by American Depositary Shares

FORM OF UNDERWRITING AGREEMENT

Dated:  December [•], 2023

Corporación Inmobiliaria Vesta, S.A.B. de C.V.

[•] Common Shares

represented by American Depositary Shares

FORM OF UNDERWRITING AGREEMENT

December [•], 2023

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

BofA Securities, Inc.
One Bryant Park
New York, New York, 10036

Morgan Stanley & Co. LLC
1585 Broadway Avenue
New York, NY 10036

Ladies and Gentlemen:

Corporación Inmobiliaria Vesta, S.A.B. de C.V. (the “Company”), a sociedad anónima bursátil de capital variable organized under the laws of the United Mexican States (“Mexico”), confirms its agreements with Barclays Capital Inc. (“Barclays”), BofA Securities, Inc. (“BofA”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Barclays, BofA and Morgan Stanley are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of common shares, with no par value, representing the variable portion of the capital stock of the Company (“Common Shares”) in the form of American Depositary Shares (“ADSs”), each ADS representing 10 Common Shares, set forth in Schedule A. The aforesaid [•] Common Shares represented by ADSs to be purchased by the Underwriters are herein called the “Offered ADSs.”

The Offered ADSs purchased by the Underwriters will be issued by Citibank, N.A. (the “Depositary”) and may be evidenced by American Depositary Receipts (“ADRs”) pursuant to the Deposit Agreement entered on July 5, 2023 (the “Deposit Agreement”), among the Company, the Depositary, and all holders and beneficial owners of the ADSs issued thereunder. The Common Shares of the Company represented by the Offered ADSs are hereinafter referred to as the “Underlying Shares.”

The Company understands that the Underwriters propose to make a public offering of the Offered ADSs as soon as the Representatives deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F‑1 (No. [•]), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Underlying Shares and Offered ADSs under the U.S. Securities Act of 1933, as amended (the “Securities Act”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the SEC under the Securities Act (the “Securities Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the Securities Act Regulations.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.”  Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.”  The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Offered ADSs, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [5:30] P.M., New York City time, on December [•], 2023 or such other time as agreed by the Company and the Representatives.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York or Mexico City, Mexico.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations (“Rule 405”)) relating to the Offered ADSs that is (i) required to be filed with the SEC by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the SEC, or (iii) exempt from filing with the SEC pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered ADSs or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

SECTION 1.
Representations and Warranties.

(a)
Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i)
Registration Statement and Prospectuses.  Each of the Registration Statement and any amendment thereto has become effective under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied with each request (if any) from the SEC for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the SEC, and, in each case, at the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations.  Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)
Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the Applicable Time, none of (A) the General Disclosure Package, and (B) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the SEC pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions,” the information in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids,” and the information under the heading “Underwriting–Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)
Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered ADSs.

(iv)
Testing-the-Waters Materials.  The Company (A) has not engaged in any Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act.

(v)
Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Offered ADSs and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)
Emerging Growth Company Status.  From the time of the initial confidential submission of the Registration Statement to the SEC through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(vii)
Independent Accountants.  Galaz, Yamazaki, Ruiz Urquiza, S. C., member of Deloitte Touche Tohmatsu Limited, which have audited the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2022 and 2021 included in the Registration Statement, the General Disclosure Package and the Prospectus, and delivered their reports with respect thereto, are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board, and their mandate has been ratified by the Company’s board of directors.

(viii)
Financial Statements; Non-IFRS Financial Measures.  The consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of their operations and their cash flows for the periods specified; said consolidated financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in all material respects in accordance with IFRS the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  No historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-IFRS financial measures” comply with Regulation G of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(ix)
No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no change, nor any development or event involving a prospective change, in the condition, financial or otherwise, results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (D) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(x)
Valid Existence of the Company.  The Company has been duly organized and is validly existing as a sociedad anónima bursátil de capital variable under the laws of Mexico and has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement.

(xi)
Valid Existence of Subsidiaries.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) has been duly organized and is validly existing as a limited liability company (sociedad de responsabilidad limitada de capital variable) under the laws of Mexico, and has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The subsidiaries listed on Annex A hereto are all of the significant subsidiaries of the Company.

(xii)
Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The capital stock of the Company conforms to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects. The outstanding Common Shares have been duly authorized and validly issued and are fully paid, non-assessable and have been issued in compliance with applicable Mexican laws, and were not issued in violation of the preemptive or other similar rights of any securityholder of the Company. The outstanding shares of each subsidiary of the Company have been duly authorized and validly issued and are fully paid, non-assessable and have been issued in compliance with applicable Mexican laws, and were not issued in violation of the preemptive or other similar rights of any securityholder of any subsidiary of the Company or the Company. All outstanding equity interests of the subsidiaries of the Company are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any security interest, claim, lien or encumbrance. Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(xiii)
Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xiv)
Authorization and Description of Offered ADSs.  Upon due and authorized issuance by the Depositary of the Offered ADSs, as may be evidenced by ADRs, against deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters for the Offered ADSs in accordance with the provisions of this Agreement, such Offered ADSs will (i) be validly issued and fully paid and non‑assessable, and the persons in whose names the ADSs or ADRs, as applicable, are registered will be entitled to the rights specified therein and in the Deposit Agreement, (ii) be freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Offered ADSs, except as described in or expressly contemplated by each of the Registration Statement, the General Disclosure Package and the Prospectus and (iii) will conform to the description of the ADSs described in or expressly contemplated by each of the Registration Statement, the General Disclosure Package and the Prospectus. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Description of American Depositary Shares” fairly summarize the matters therein described in all material respects. No holder of Offered ADSs will be subject to personal liability by reason of being such a holder.

(xv)
Authorization and Description of Underlying Shares.  The Underlying Shares to be issued underlying the Offered ADSs have been duly and validly authorized by the shareholders of the Company and duly registered with the National Securities Registry (Registro Nacional de Valores) held by the Mexican Banking and Securities Commission  (Comisión Nacional Bancaria y de Valores) and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and will conform to the description of the Common Shares contained in each of the Registration Statement, the General Disclosure Package and the Prospectus. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Description of Capital Stock and Bylaws” fairly summarize the matters therein described in all material respects. The issuance of the Underlying Shares is not subject to preemptive or other similar rights of any securityholder of the Company. The Underlying Shares are evidenced as part of a global certificate issued by the Company and signed by duly authorized members of the board of directors of the Company and deposited at S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”), credited at the Depositary’s custodian thereat, and may be freely deposited by the Company with the Depositary’s custodian at Indeval against issuance of ADSs, as may be evidenced by ADRs.

(xvi)
Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement.

(xvii)
No Broker. Neither the Company nor any of its Affiliates has paid or agreed to pay to any person any compensation for soliciting another to purchase any Offered ADSs (except as contemplated in this Agreement).

(xviii)
Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation or default of (A) its bylaws (estatutos sociales) or similar organizational documents, as applicable, of the Company or any of its subsidiaries, (B) any obligation, agreement, covenant, term or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), or (C) any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except in the case of (B) and (C), for such violations or defaults that would not, individually or in the aggregate, be reasonably expected to result in a material adverse change in the condition, financial or otherwise, prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Offered ADSs) will not result in a breach or violation of, or default or Repayment Event (as defined below), or conflict with or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, (A) the Agreements and Instruments, except for such violations or defaults as would not, individually or in the aggregate, result in a Material Adverse Effect, (B) bylaws (estatutos sociales) or similar organizational documents, as applicable, of the Company or any of its subsidiaries, or (C) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

None of the execution and delivery of this Agreement, the issuance and sale of the Offered ADSs or the consummation of any other of the transactions herein contemplated will constitute an event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xix)
Absence of Labor Dispute.  No labor dispute (including a generalized strike) with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would, individually or in the aggregate, result in a Material Adverse Effect.

(xx)
Absence of Proceedings. There is no action, suit, proceeding or investigation before or brought by any Governmental Entity now pending or, to the best knowledge of the Company, threatened, against or involving the Company or any of its subsidiaries or its or their property, which might result in a Material Adverse Effect, or which could have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(xxi)
Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxii)
Absence of Further Requirements.  No filing with, or authorization, approval, consent, order, registration, qualification of, any Governmental Entity in Mexico or in the United States is required in connection with the transactions contemplated by this Agreement, except such as may be required under the blue sky laws of any jurisdiction in which the Offered ADSs and the Underlying Shares are offered and sold.

(xxiii)
Possession of Licenses and Permits.  The Company and its subsidiaries possess, and are in compliance in all material respects with the terms of, all permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by all applicable Governmental Entities necessary to conduct their respective businesses, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiv)
Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act to the extent required by Rule 13a-15(e) of the Exchange Act.

(xxv)
Material Properties.  Each of the Company and its subsidiaries owns or leases all material real properties as are necessary to the conduct of its operations as presently conducted.

(xxvi)
Title to Property.  The Company and its subsidiaries have good, legal and marketable title to all real properties and all other properties and assets owned by them, in each case, free and clear of all liens, charges, encumbrances and defects except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) would not, individually or in the aggregate, materially affect the value thereof or materially interfere with the use made or to be made thereof by the Company or any of its subsidiaries; and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxvii)
Possession of Intellectual Property.  The Company and its subsidiaries own, possess, license or have other rights to use on reasonable terms, all patents, trade, patent rights, licenses, inventions, technology, copyrights, domain names (in each case including all registrations and applications to register same), know‑how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct the business now operated by them, or as proposed in the Registration Statement, the General Disclosure Package or the Prospectus to be conducted, except where such failure would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Except where any failure would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) the Company owns, or has rights to use under license, all such Intellectual Property free and clear in all material respects of all adverse claims, liens or other encumbrances; (B) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (C) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by any third party challenging the Company’s or its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (E) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by any third party that the Company or any subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (F) to the best knowledge of the Company, there is no valid and subsisting patent or published patent application that would preclude the Company, in any material respect, from practicing any such Intellectual Property.

(xxviii)
Environmental Laws. (A) Neither the Company nor any of its subsidiaries is in violation of any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to them (“Environmental Laws”), (B) the Company and its subsidiaries have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (C) neither the Company nor any of its subsidiaries has received notice of any actual or potential liability under any Environmental Law, except where any such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxix)
Accounting Controls.  The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13‑a15 and 15d‑15 under the rules and regulations of the SEC under the Exchange Act (the “Exchange Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization (or pursuant to Company-approved policies in effect); and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting.

(xxx)
Compliance with the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the U.S. Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(xxxi)
Taxation. Other than as described in the Registration Statement, the General Disclosure Package, and the Prospectus under the heading “Taxation”, there are no stamp or other issuance, withholding or transfer taxes or duties or other similar fees or charges required to be paid by the Company or by or on behalf of the Underwriters to Mexico or any political subdivision or taxing authority thereof or therein in connection with (A) the execution and delivery of this Agreement or the Deposit Agreement, (B) the issuance, sale or delivery of the Offered ADSs and the Underlying Shares by the Company to, and the acquisition, through subscription and payment, of the Offered ADSs and the Underlying Shares by, the Underwriters in the manner contemplated herein, (C) the deposit of the Underlying Shares under the Deposit Agreement, or (D) the payment of underwriting service fees by the Company to the Underwriters in the manner contemplated herein.

(xxxii)
Payment of Taxes.  All applicable tax returns of the Company and its subsidiaries required to be filed have been timely and duly filed, or extensions thereof have been requested, and all taxes required to be paid by them and any other assessment, fine or penalty levied against them, which are due and payable, have been timely and duly paid, except (A) for any failure to pay any such taxes, assessments, fines or penalties that are currently being contested in good faith and as to which adequate reserves have been provided, or (B) for any failure to file a tax return or pay any such taxes, assessments, fines or penalties as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxxiii)
Distribution of Dividends. Under the current laws and regulations of Mexico, (A) all dividends and other distributions declared and payable on the Underlying Shares may be paid by the Company to the registered holder thereof, including the Depositary, in U.S. dollars or in Mexican pesos that may, under currently applicable Mexican law, be converted into foreign currency and freely transferred out of Mexico, and (B) all dividends and other distributions made to holders of the ADSs who are non-residents of Mexico shall be subject to a 10% withholding tax (and may be subject to a corporate tax, payable by the Company) under the laws and regulations of Mexico, as described and subject to certain exceptions set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxiv)
Subsidiary Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xxxv)
Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged in Mexico, and the Company believes that it has sufficient insurance coverage for such losses and risks.  All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect.  The Company and its subsidiaries are in compliance with the terms of such policies and instruments.  There are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for. Neither the Company nor any of its subsidiaries has any reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such coverage expires or (B) to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxxvi)
Investment Company Act.  The Company is not, and after giving effect to the issuance and sale of the Offered ADSs and the application of the proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xxxvii)
PFIC. As described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not believe it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for its current taxable year or the foreseeable future for U.S. federal income tax purposes.

(xxxviii)
Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs or to result in a violation of Regulation M under the Exchange Act.

(xxxix)
Foreign Corrupt Practices Act.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any rule, law or regulation of Mexico seeking to regulate the same or similar subject matter or any other applicable anti-corruption law, regulation, or rule (“Corrupt Practice Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of Corrupt Practice Laws and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with Corrupt Practice Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to achieve, continued compliance therewith. The Company will not use, directly or indirectly, the proceeds of the offering of the Offered ADSs in violation of Corrupt Practice Laws.

(xl)
Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of Mexico, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Government Entity of Mexico or any other applicable anti-money laundering law, regulation, or rule (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. The Company will not use, directly or indirectly, the proceeds of the offering of the Offered ADSs in violation of Money Laundering laws.

(xli)
Sanctions.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person acting on behalf of the Company or any of its subsidiaries (A) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities (“Person”) that are currently the subject or target of any sanctions administered or enforced by the United States, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union, a member state of the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions” and such Persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (B) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”), or (C) will, directly or indirectly, use the proceeds of the sale of the Offered ADSs, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person (i) to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, or (iii) in any other manner that would result in a violation of Sanctions by, or could result in the imposition of Sanctions against, any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise). Neither the Company nor any of its subsidiaries has knowingly engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding five years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(xlii)
Lock-Up Agreements. Prior to the date hereof, the Company has furnished to the Representatives lock-up agreements, each substantially in the form of Exhibit A hereto, duly executed by each person named in Schedule C hereto and addressed to the Representatives.

(xliii)
Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 17 of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any Specified Court (as defined below), has irrevocably and unconditionally waived its rights to any other jurisdiction that may apply by virtue of its present or future domicile or for any other reason, and has the power to designate, appoint and empower, and pursuant to Section 17 of this Agreement, has legally, validly and effectively designated, appointed and empowered Cogency Global Inc. as its authorized agent for service of process in Related Proceedings (as defined below) to which it is a party in any state court of the State of New York or any or U.S. federal court located in the City and County of New York.

(xliv)
Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement, the Deposit Agreement and the lock-up agreements is a valid choice of law under the laws of Mexico and the courts of Mexico would recognize and give effect to this choice of law.

(xlv)
No Immunity. The Company and its subsidiaries do not have immunity from jurisdiction of any court of (A) any jurisdiction in which it owns or leases property or assets, (B) the United States or the State of New York or (C) Mexico or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets or this Agreement and the other agreements executed for consummation of the transactions contemplated herein or actions to enforce judgments in respect thereof.

(xlvi)
Recognition of Judgments. A final and conclusive judgment (not subject to appeal) of the state court of the State of New York or any or U.S. federal court located in the City and County of New York for the payment of money rendered against the Company in respect of this Agreement and the Deposit Agreement, would be recognized by the courts of Mexico; provided, inter alia, that: (A) such judgment is obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment, and in compliance with all legal requirements of this Agreement, the Deposit Agreement and Mexican law; (B) such judgment is strictly for the payment of a certain sum of money and has been rendered in an in personam action (as opposed to an in rem action); (C) service of process in the action was made personally and on the defendant or on a duly appointed process agent and as a result of service of process the defendant had an opportunity to answer any lawsuit, be heard and provide evidence in connection therewith; (D) such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law (the contravention of public policy of Mexico is always a matter of judicial interpretation in Mexico); (E) the applicable procedures under the laws of Mexico with respect to the enforcement of foreign judgments (including, but not limited to, the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment as being final judgments and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) are complied with; (F) such judgment is final in the jurisdiction where obtained; (G) the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties pending before a Mexican court; (H) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction; and (I) such judgment does not contravene a final judgment of a Mexican court on the same subject between the parties thereto.

(xlvii)
Other Relationships. No relationship, direct or indirect, exists between the Company or any subsidiary, on one hand, and any director, officer, member, shareholder or employee of the Company or any subsidiary, on the other hand, which are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xlviii)
Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company in good faith believes to be reliable and accurate.

(xlix)
Cybersecurity.  Each of the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of each of the Company and its subsidiaries as currently conducted, and to the best of the Company’s knowledge are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.  Each of the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. Each of the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(l)
Tax Status in Mexico. The Underwriters will not be deemed resident, domiciled, carrying on business or subject to taxation in Mexico solely by reason of the execution, delivery, performance or enforcement of this Underwriting Agreement.

(b)
Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.
Sale and Delivery to Underwriters; Closing.

(a)
Offered ADSs.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per ADS set forth in Schedule A, that proportion of the number of Offered ADSs set forth in Schedule A, which the number of Offered ADSs set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Offered ADSs which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Offered ADSs, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)
Payment.  Payment of the purchase price for, and delivery of certificates or security entitlements for, the Offered ADSs, as may be evidenced by ADRs, shall be made to the Representatives for the respective accounts of the several Underwriters, or as otherwise instructed by the Representatives, at 9:00 A.M. (New York City time) on the third Business Day in the United States after the pricing (T+3) (unless postponed in accordance with the provisions of Section 10), or such other time the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”). The form of ADR evidencing the Offered ADSs and the Underlying Shares will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the Business Day in the United States prior to the Closing Time.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Offered ADSs to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Offered ADSs which it has agreed to purchase. Barclays, BofA and Morgan Stanley, in each case individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Offered ADSs to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

At the Closing Time, the Company shall pay the Underwriters an underwriting service fee of $[•] per Offered ADS to be divided among the Underwriters based on the number of Offered ADSs subscribed and paid for by each Underwriter based on Schedule A hereto.

SECTION 3.
Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)
Compliance with Securities Regulations and SEC Requests.  The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Offered ADSs or the Underlying Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Offered ADSs.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain as promptly as practicable whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the SEC and, in the event that it was not, it will as promptly as practicable file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)
Continued Compliance with Securities Laws.  The Company will comply with the Securities Act and the Securities Act Regulations so as to permit the completion of the distribution of the Offered ADSs as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Offered ADSs is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Offered ADSs, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will as promptly as practicable (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives and counsel for the Underwriters with copies of any such amendment or supplement without charge in such quantities as they may reasonably request and (C) file with the SEC any such amendment or supplement; provided that, the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object.

(c)
Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, (i) signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith), (ii) signed copies of all consents and certificates of experts, (iii) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters, and (iv) the materials contained in the Registration Statement, the General Disclosure Package or the Prospectus and any amendments and supplements.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S‑T.

(d)
Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company will furnish to each Underwriter and counsel for the Underwriters, without charge, during the period when a prospectus relating to the Offered ADSs is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as they may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S‑T.

(e)
Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, for the qualification of the Offered ADSs and the Underlying Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and will maintain such qualifications in effect so long as required to complete the distribution of the Offered ADSs and the Underlying Shares; provided, however, that the Company shall not be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (iii) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered ADSs, in any jurisdiction where it is not now so subject or (iv) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered ADSs and the Underlying Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(f)
Rule 158.  The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)
Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Offered ADSs in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)
Deposit of Underlying Shares. Prior to the Closing Time, to deposit Underlying Shares with the Depositary (or any custodian therefor including Indeval) in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADSs, and, if applicable, ADRs evidencing such ADSs, will be executed (and, if applicable, countersigned), and will be issued by the Depositary against receipt of such Underlying Shares and delivered to the Underwriters at the Closing Time.

(i)
Listing.  The Company will use its best efforts to effect and maintain the listing of the Common Shares (including Offered ADSs) on the New York Stock Exchange.

(j)
Restriction on Sale of Offered ADSs.  During a period of 90 days from the date of the Prospectus (the “Restricted Period”), the Company will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of any Common Shares or ADSs, or (ii) publicly disclose the intention to do any of the actions described in clause (i) above. The foregoing sentence shall not apply to (A) the Offered ADSs to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and described in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company described in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan described in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, (F) the deposit of Common Shares with the Depositary for conversion into ADSs in connection with the contemplated issuance of options under existing employee benefit plans or non-employee director stock plans or dividend reinvestment plans of the Company described in the Registration Statement, the General Disclosure Package and the Prospectus, provided that the Company shall cause the recipient of such ADSs not to sell, transfer, pledge or otherwise dispose of his or her interest in such ADSs during the Restricted Period.

(k)
Eligibility for Indeval. The Company will assist the Representatives and take all necessary action reasonably requested by the Representatives to permit the Underlying Shares to be eligible for clearance and settlement through Indeval.

(l)
Reporting Requirements.  The Company, during the period when a Prospectus relating to the Offered ADSs is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the SEC pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations.

(m)
Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Offered ADSs that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the SEC or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the SEC where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will as promptly as practicable notify the Representatives and will as promptly as practicable amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(n)
Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs.

(o)
Disclosure Controls. To the extent required by Rule 13a-15 under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act).

(p)
Reserved.

(q)
Emerging Growth Company Status. The Company will as promptly as practicable notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered ADSs within the meaning of the Securities Act and (ii) completion of the 90-day restricted period referred to in Section 3(j).

(r)
Tax Indemnification.  The Company agrees to indemnify and hold harmless each of the Underwriters, against any registration, documentary, stamp or similar issuance tax or duty as well as withholding taxes, and any Mexican income or capital gains taxes solely in the circumstances set forth in clause (iii) below, including inflationary adjustments in respect of Mexican taxes, interest and penalties, on (i) the creation and issuance of the Offered ADSs and the Underlying Shares, (ii) the sale and delivery of the Offered ADSs and the Underlying Shares by the Company to, and the subscription and payment for the Offered ADSs and the Underlying Shares by, the Underwriters in the manner contemplated herein, (iii) solely with respect to Mexican income or capital gains taxes, the sale and delivery of the Offered ADSs and the Underlying Shares by the Underwriters to subsequent purchasers thereof, but limited as set forth in the immediately following sentence, and (iv) the execution and delivery of this Agreement and the Deposit Agreement. The indemnification referred to in clause (iii) shall not apply or extend to, and the Company shall not be responsible for, any Mexican income or capital gains taxes (or, for the avoidance of doubt, any other income or capital gains taxes imposed by any jurisdiction) imposed on any Underwriter if such Underwriter has not duly complied with the provisions of Section 10(b). All payments to be made by the Company pursuant to this Agreement, including the applicable underwriting service fees, shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary so that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided that, such additional amounts shall not be payable to an Underwriter in the event that taxes (i) are income, franchise or similar taxes imposed on the net income of such Underwriter in (a) a jurisdiction different from Mexico or (b) Mexico, other than to the extent, and subject to the limitations, specified in clause (iii) above, (ii) are payable as a result of any present or former connection between such Underwriter and the applicable taxing jurisdiction, including such Underwriter having or being deemed to have a place of residence or permanent establishment in the applicable jurisdiction for tax purposes or otherwise being subject to income taxes in the relevant taxing jurisdiction (other than a connection that arises solely as a result of the execution of this Agreement, the performance of the obligations of such Underwriter under this Agreement or the receipt of payments hereunder), or (iii) are imposed or withheld by reason of the failure by such Underwriter to comply with its obligations under Section 10(b) hereof.

SECTION 4.
Payment of Expenses.

(a)
Expenses.  Whether or not the offering of the Offered ADSs is consummated, the Company will pay or cause to be paid all costs and expenses (together with value added taxes, where applicable) incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, reproduction and filing of the Registration Statement (including financial statements and exhibits), this Agreement, any blue sky memorandum, the materials contained in the Registration Statement, the General Disclosure Package or the Prospectus, and all other agreements or documents in connection with the offering of the Offered ADSs, and each amendment or supplement to either of them, (ii) the preparation, printing, reproduction and delivery (including postage, air freight charges and charges for counting and packaging) to the Underwriters of such copies of each preliminary prospectus, each Issuer Free Writing Prospectus, the Prospectus, and the materials contained in the Registration Statement, the General Disclosure Package or the Prospectus, and any amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered ADSs, and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Offered ADSs and the Underlying Shares to the Underwriters, including any stock or other transfer taxes or withholding taxes (including those imposed on the Underwriters) imposed in connection therewith, as well as any Mexican income or withholding taxes, if any, levied on the applicable underwriting service fees paid to the Underwriters (subject to the proviso under Section 3(r) of this Agreement) and reasonable fees and expenses of Mexican legal and tax counsels incurred in connection with the tax filings that the Underwriters are required to make to be taxed on the net gains derived from the transfer of the Offered ADSs and the Underlying Shares, pursuant to Articles 161 and 174 of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta) and other applicable tax provisions, up to a maximum amount of $45,000, (iv) the fees and disbursements of U.S. and Mexican counsel for the Company, the Company’s accountants and other advisors, (v) the registration of qualification of the Offered ADSs under securities or blue sky laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of U.S. and Mexican counsels for the Underwriters relating to such registration and qualification and the preparation of the Blue Sky Survey and any supplement thereto in an amount not to exceed $35,000, (vi) the fees and expenses of any transfer agent or registrar for the Offered ADSs, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offered ADSs, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Offered ADSs (including the related fees and expenses of counsel for the Underwriters not to exceed $35,000), (ix) the fees and expenses incurred in connection with the listing of the Offered ADSs on the New York Stock Exchange, (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Offered ADSs made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii), and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(b)
Reimbursement of Expenses.  If the sale of the Offered ADSs provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination of this Agreement by the Representatives in accordance Section 9(a)(i) hereof, or any termination of this Agreement in accordance with Section 10 hereof, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally on demand for all expenses (including reasonable fees and disbursements of U.S. and Mexican counsels) that shall have been incurred by them in connection with the proposed subscription of and payment for the Offered ADSs.

(c)
Allocation of Expenses.  The provisions of this Section shall not affect any agreement that the Company may make for the sharing of such costs and expenses.

SECTION 5.
Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)
Effectiveness of Registration Statement; Rule 430A Information.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the SEC for additional information.  A prospectus containing the Rule 430A Information shall have been filed with the SEC in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the SEC in accordance with the requirements of Rule 430A.

(b)
Opinion of U.S. Counsel for Company.  At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, dated the Closing Time and addressed to the Representatives, of Davis Polk & Wardwell LLP, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c)
Opinion of Mexican Counsel for Company.  At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, dated the Closing Time and addressed to the Representatives, of Ritch, Mueller y Nicolau, S.C., special Mexican counsel for the Company, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d)
Opinion of Counsel for Company.  At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time and addressed to the Representatives, of Alejandro Pucheu, General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(e)
Opinion of Counsel for the Depositary. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time and addressed to the Representatives, of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(f)
Opinion of Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, dated the Closing Time and addressed to the Representatives, of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the offering and sale of the Offered ADSs, the General Disclosure Package, the Registration Statement (as amended or supplemented at the Closing Time) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(g)
Opinion of Mexican Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, dated the Closing Time and addressed to the Representatives, of Creel, García-Cuéllar, Aiza y Enríquez, S.C., Mexican counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to Mexican related items of the General Disclosure Package, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(h)
Officers’ Certificate.  The Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package and the Prospectus and any supplements or amendments thereto, and this Agreement and that: (i) since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (ii) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Time with the same force and effect as though made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(i)
Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Galaz, Yamazaki, Ruiz Urquiza, S. C., member of Deloitte Touche Tohmatsu Limited a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the consolidated financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)
Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from Galaz, Yamazaki, Ruiz Urquiza, S. C., member of Deloitte Touche Tohmatsu Limited a letter, dated as of the Closing Time in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(i) hereof, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Time.

(k)
CFO Certificate.  At the time of the execution of this Agreement, and at the Closing Time, the Company shall have furnished to the Representatives a CFO certificate substantially in the form of Exhibit B hereto duly executed by the Chief Financial Officer of the Company.

(l)
Absence of Change.  Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letters referred to in Sections 5(i) and (j); or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered ADSs as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(m)
Issuance of ADSs and ADRs. The Depositary shall have furnished or caused to be furnished to the Representatives at such the Closing Time certificates satisfactory to the Representatives evidencing the deposit with its custodian of the Underlying Shares being so deposited against issuance of ADSs, as may be evidenced by ADRs, to be delivered by the Company at the Closing Time, and the execution, countersignature (if applicable), issuance and delivery of ADSs, as may be evidenced by ADRs, pursuant to the Deposit Agreement.

(n)
Approval of Listing.  At the Closing Time, the Offered ADSs shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(o)
Eligibility for Indeval. The Underlying Shares have been deposited with, and shall be eligible for clearance and settlement through, Indeval.

(p)
No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Offered ADSs.

(q)
Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received a lock-up agreement substantially in the form of Exhibit A hereto signed by each person listed on Schedule C hereto and addressed to the Representatives.

(r)
Maintenance of Rating.  Since the execution of this Agreement, (i) there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities of the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(s)
Additional Documents.  At the Closing Time, the Representatives shall have been furnished with such information, certificates, documents and opinions as it may reasonably require.

(t)
Appointment of Process Agent. The Company shall have appointed Cogency Global Inc. as its authorized service of process agent through the granting of a special, irrevocable, power of attorney for lawsuits and collections (poder especial irrevocable para pleitos y cobranzas), in a public deed granted before a Mexican notary public, and shall have delivered an original transcript (testimonio) of such power of attorney to the Representatives on or prior to the Closing Time.

(u)
Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6.
Indemnification.

(a)
Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”)), directors, officers, employees, selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)
against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered ADSs (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)
against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)
against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided that, this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)
Indemnification of Company, Directors and Officers.  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)
Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company; provided that counsel selected by the Company shall be satisfactory to the Representatives and shall not present conflicts of interest.  An indemnifying party may participate at its own expense in the defense of any such action; provided that, counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)
Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.
Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Offered ADSs pursuant to this Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Underwriters in connection with the offering of the Offered ADSs pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered ADSs pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Offered ADSs as set forth on the cover of the Prospectus.

The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions and discounts received by such Underwriter in connection with the Offered ADSs underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates, directors, officers, employees and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Offered ADSs set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.
Representations, Warranties and Agreements to Survive.  All agreements, representations, warranties, and indemnities and other statements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company, or any of the indemnified persons referred to in Sections 6 and 7 hereof and (ii) delivery of and payment for the Offered ADSs.  The provisions of Sections 3(r), 4, 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

SECTION 9.
Termination of Agreement.

(a)
Termination.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the sole judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Offered ADSs, or (iii) if trading in any securities of the Company has been suspended or limited by the SEC, the New York Stock Exchange or the Mexican Stock Exchange (Bolsa Mexicana de Valores S.A.B. de C.V.), or (iv) if trading generally on the NYSE MKT, the New York Stock Exchange, the Nasdaq Global Market or the Mexican Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the SEC, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Mexico, or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either U.S. federal or New York authorities or by the authorities of Mexico.

(b)
Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10.
Default by One or More of the Underwriters; Certain Obligations of the Underwriters.  (a) If one or more of the Underwriters shall fail at the Closing Time to purchase the Offered ADSs which it or they are obligated to purchase under this Agreement (the “Defaulted ADSs”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non‑defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted ADSs in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24‑hour period, then:

(i)
if the number of Defaulted ADSs does not exceed 10% of the number of Offered ADSs to be purchased on such date, each of the non‑defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non‑defaulting Underwriters, or

(ii)
if the number of Defaulted ADSs exceeds 10% of the number of Offered ADSs to be purchased on such date, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

(b)
Each of the Underwriters severally agrees to comply with the applicable requirements set forth in Articles 161 and 174 of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta) and other applicable tax provisions and regulations, including those provided in the Miscellaneous Tax Resolution, in order to be taxed on the net capital gains resulting from the sale and delivery of the Offered ADSs and the Underlying Shares by the Underwriters to subsequent purchasers thereof.

SECTION 11.
Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed, as applicable, to Barclays Capital Inc. (facsimile: +1 (646) 834-8133) and confirmed to Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, to BofA Securities, Inc. (e-mail: dg.ecm_execution_services@bofa.com) and confirmed to BofA Securities, Inc. at One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal (e-mail: dg.ecm_legal@bofa.com), and to Morgan Stanley & Co. LLC (e-mail: ecmlatam@morganstanley.com) and confirmed to Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to Legal and Compliance Division; and notices to the Company shall be directed to Corporación Inmobiliaria Vesta, S.A.B. de C.V. at Paseo de los Tamarindos, 90, Torre II, Piso 28, Col. Bosques de las Lomas, Alcaldía Cuajimalpa de Morelos, C.P. 05120, Ciudad de México, Attention: Investor Relations.

SECTION 12.
No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered ADSs pursuant to this Agreement, including the determination of the public offering price of the Offered ADSs and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the several Underwriters and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) in connection with the offering of the Offered ADSs and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Offered ADSs or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Offered ADSs except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Offered ADSs and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 13.
Recognition of the U.S. Special Resolution Regimes.

(a)
In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)
In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. Sec. 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. Sec.Sec. 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14.
Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Offered ADSs from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.
Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.
GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.
Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction of such courts in any Related Proceeding. The parties irrevocably and unconditionally (i) waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts, (ii) waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum, and (iii) waive any right to which any of them may be entitled on account of their present or future place of residence or domicile or for any other reason. The Company hereby appoints Cogency Global Inc. as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any Specified Court by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding.  For such purposes, the Company shall grant to the Authorized Agent a power of attorney for lawsuits and collections as set forth in Section 5(t). The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

SECTION 18.
TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.
Currency and Taxes; Set-Off.

(a)
Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “$”, is of the essence.  To the fullest extent permitted by law, the obligation of the Company in respect of any amount due under this Agreement (including under Sections 6 and 7 hereof) will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will, to the greatest extent permissible under applicable law, pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall.  Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

(b)
All payments due to the Underwriters under this Agreement (including under Sections 6 and 7 hereof) are to be made free and clear of any withholding, set-off, claims or applicable taxes unless the Company is compelled by law to deduct or withhold such taxes, in which case the Company will, without duplication of any amounts due under Section 4(a)(iii) of this Agreement, pay to the Underwriters such additional amounts that may be necessary so that all payments will be equal to the amount provided for in this Agreement, subject to Section 3(r) of this Agreement. The Company hereby expressly acknowledges and authorizes the Underwriters to set-off (compensar) exclusively the underwriting service fees (and no other related amounts, including any actual or purported applicable taxes) due by the Company from the purchase price to be paid to the Company for the Offered ADSs by withholding an amount equal to such underwriting service fees, as consideration for the services rendered by the Underwriters pursuant to this Agreement.

SECTION 20.
Waiver of Immunity.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives, to the fullest extent permitted by law, and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

SECTION 21.
Waiver of Tax Confidentiality.  Notwithstanding anything herein to the contrary, purchasers of the Offered ADSs (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Offered ADSs relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

SECTION 22.
Electronic Signature. Counterparts may be delivered via facsimile, electronic mail including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 23.
Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 24.
Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 25.
Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,
CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V.
By
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS CAPITAL INC.
By
Title:

BOFA SECURITIES, INC.
By
Title:

MORGAN STANLEY & CO. LLC
By
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE A

The public offering price per ADS shall be $[•]. For the avoidance of doubt, the public offering price of the Offered ADSs shall be an amount equal to the price set for the sale and delivery of the Offered ADSs by the Underwriters to subsequent purchasers.

The purchase price per ADS to be paid by the several Underwriters shall be $[•], being an amount equal to the public offering price set forth above.

Name of Underwriter	Number of Offered ADSs

Barclays Capital Inc.	[•]
BofA Securities, Inc.	[•]
Morgan Stanley & Co. LLC	[•]
Total	[•]

Sch A-1

SCHEDULE B-1

PRICING TERMS

1.
The Company is selling [•] Common Shares represented by ADSs.

2.
The public offering price per ADS shall be $[•].

3.
The underwriters expect to deliver the ADSs to purchasers in the offering on or about December [●], 2023, the third Business Day in the United States after the pricing (T+3).

Sch B-1-1

SCHEDULE B-2

FREE WRITING PROSPECTUSES

1.	[None]

Sch B-2-1

SCHEDULE C

LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

Name
Lorenzo Manuel Berho Corona
Lorenzo Dominique Berho Carranza
Stephen B. Williams
Jorge Alberto de Jesús Delgado Herrera
José Manuel Domínguez Díaz Ceballos
José Guillermo Zozaya Délano
Craig Wieland
Enrique Carlos Lorente Ludlow
Luis Javier Solloa Hernández
Viviana Belaunzarán Barrera
Loreanne Helena García Ottati
José Antonio Pujals Fuentes
Oscar Francisco Cázares Elías
Rocío Ruíz Chavez
Daniela Berho Carranza
Elías Laniado Laborín
Douglas M. Arthur
Manuela Molina Peralta
Luis de la Calle Pardo
Francisco Javier Mancera de Arrigunaga
Juan Felipe Sottil Achutegui
Guillermo Díaz Cupido
Diego Berho Carranza
Alfredo Marcos Paredes Calderón
Alejandro Pucheu Romero
Francisco Eduardo Estrada Gómez Pezuela
Mario Humberto Chacón Gutiérrez
Rodrigo Cueto Bosch
Juan Carlos Cueto Riestra
Adriana Eguía Alaniz
Mario Adalberto Ortega Chávez
Alejandro Rafael Muñoz Pedrajo
Teodoro Hugo Díaz Estrada
Carlos Alberto Aranda Hernández
Laura Elena Ramírez Zamorano Barrón
María Fernanda Bettinger Davó
Guillermo del Castillo Cacho
Lucia González Salazar
Sergio Raúl Martín Colmenares
Fernando Alberto Cuevas Argueta

Sch C-1

ANNEX A

SUBSIDIARIES

Subsidiary	Ownership Interest directly or indirectly

QVC, S. de R.L. de C.V.	100%
QVC II, S. de R.L. de C.V.	100%
Vesta Baja California, S. de R.L. de C.V.	100%
Vesta Bajío, S. de R.L. de C.V.	100%
Vesta Querétaro, S. de R.L. de C.V.	100%
Vesta DSP, S. de R.L. de C.V.	100%
WTN Desarrollos Inmobiliarios de México, S. de R.L. de C.V.	100%
Vesta Management, S. de R.L. de C.V.	100%
Servicios de Administración y Mantenimiento Vesta, S. de R.L. de C.V.	100%
Ener Vesta, S. de R.L. de C.V.	100%
Proyectos Aeroespaciales, S. de R.L. de C.V.	100%

Exhibit A

FORM OF LOCK-UP AGREEMENT

[•], 2023

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Re:
Proposed Public Offering by Corporación Inmobiliaria Vesta, S.A.B. de C.V.

Dear Sirs:

The undersigned, a stockholder [and an officer and/or director] of Corporación Inmobiliaria Vesta, S.A.B. de C.V. (the “Company”), a sociedad anónima bursátil de capital variable under the laws of the United Mexican States, understands that Barclays Capital Inc. (“Barclays”), BofA Securities, Inc. (“BofA”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares of the Company’s common shares, with no par value (the “Common Shares”) issued by the Company in the form of American Depositary Shares (“ADSs”), each ADS representing 10 Common Shares.  In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of Barclays, BofA and Morgan Stanley (the “Representatives”), directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of any Common Shares, ADSs, any securities convertible into, or exercisable or exchangeable for, or repayable with, Common Shares or ADSs, or any Common Shares, including ADSs, owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition (collectively, the “Lock-Up Securities”), (ii) request or demand that the Company files or makes a confidential submission of a registration statement related to any Lock-Up Securities, (iii) enter into any swap or any other agreement that transfers, in whole or in part, the economic consequence of ownership of Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or ADSs or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the actions described in clauses (i) and (ii) above.  If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Offered ADSs the undersigned may purchase in the offering. Certain terms used herein are defined in the Underwriting Agreement.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) Barclays, BofA and Morgan Stanley receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores, the “CNBV”) or the Mexican Stock Exchange (Bolsa Mexicana de Valores S.A.B. de C.V., the “BMV”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(a)
transfer the undersigned’s Lock-Up Securities:

(i)	as a bona fide gift or gifts, or for bona fide estate planning purposes; or

(ii)	upon death or by will, testamentary document or intestacy; or

(iii)
to any member of the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iv)
to a corporation, partnership, limited liability company or other entity of which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests; or

(v)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above; or

(vi)	as a distribution to limited partners or stockholders of the undersigned; or

(vii)
if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to the undersigned’s affiliates or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members, shareholders, partners or other equityholders of the undersigned, or to the estate of any such members, shareholders, partners equityholders; or

(viii)
by operation of law, such as pursuant to the rules of descent and distribution or pursuant to a qualified domestic order, or in connection with a divorce settlement, divorce decree, or separation agreement; or

(ix)	to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee; or

(x)	acquired in open market transactions after the closing date for the public offering; or

(xi)
to the Company in connection with the vesting, settlement, or exercise of restricted share units, options, warrants or other rights to purchase Common Shares (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted share units, options, warrants or rights, provided that any such Common Shares received upon such exercise, vesting or settlement shall be subject to the terms of this lock-up agreement, and provided further that any such restricted share units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a share incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the General Disclosure Package or the Prospectus; or

(xii)
pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company or the majority of voting power of the Company’s share capital and made to all holders of the Company’s share capital involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that all of the undersigned’s Lock-Up Securities subject to this lock-up agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this lock-up agreement; and provided, further, that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this lock-up agreement;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii),(iii), (iv), (v) (vi) and (vii), such transfer shall not involve a disposition for value, (B) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (vii) and (viii), each donee, devisee, transferee or distributee shall agree in writing to be bound by the restrictions set forth herein, (C) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (vii) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Mexican Securities Law (Ley del Mercado de Valores), as amended (the “Mexican Securities Law”), the rules of the BMV or the CNBV or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during the Restricted Period, and (D) in the case of any transfer or distribution pursuant to clause (a)(viii), (ix) and (x) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made during the Restricted Period and if any filing under Section 16(a) of the Exchange Act, the Mexican Securities Law or other public filing, report or announcement reporting a reduction in beneficial ownership of Common Shares in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b)
as “covering sales” in the market for payment of any taxes due in connection with the vesting of any restricted share units or other equity awards pursuant to plans described in the Registration Statement, the General Disclosure Package or the Prospectus; and

(c)
exercise outstanding options, settle restricted share units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the General Disclosure Package or the Prospectus; provided that any Lock-up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this lock-up agreement.

Furthermore, the undersigned may sell Common Shares represented by ADSs purchased by the undersigned on the open market following the offering of the Offered ADSs if and only if (i) such sales are not required to be reported in any public report or filing with the Securitfies and Exchange Commission, the CNBV or the BMV, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

[Signature Page Follows]

Very truly yours,
Signature:
Print Name:

Exhibit B

FORM OF CFO CERTIFICATE
TO BE DELIVERED PURSUANT TO SECTION 5(k)

[Attached Separately]

 B-1